QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178691, and No. 333-164975), Form S-4 (No. 333-111590) and Form S-8 (No. 333-122877, No. 333-155384 and No. 333-171364) of Royal Gold, Inc. of our report dated August 26, 2010, except for Note 5, as to which the date is August 18, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
August 9, 2012

QuickLinks

  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm